UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34710	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2100 West Loop South, Ste. 900, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective February 21, 2013, Savoy Energy Corporation (the “Company”) and ASL Energy Corp. (“ASL”) mutually agreed to not renew a services agreement previously in place between the parties. ASL will remain a creditor and shareholder of the Company moving forward.

Also effective February 21, 2013, the Company and ASL entered into a Letter Agreement to document and confirm certain amounts owed by the Company to ASL in connection with fees previously due to ASL, amounts which ASL has paid and has agreed to pay on behalf of the Company, which the Company has agreed to reimburse to ASL, which total fees and reimbursements total $37,500 owed under certain outstanding Convertible Promissory Notes (notwithstanding additional amounts outstanding to ASL under certain other convertible promissory notes), and to confirm and acknowledge certain other matters.

The Company advised ASL that lawsuits were recently filed against the Company and, separately, against Arthur Bertagnolli, the Company’s Chief Executive Officer.  The Company advised ASL that it did not have sufficient available funds to retain counsel and ASL agreed to lend the Company such required funds.

The Company also committed to ASL to become current with its required filings with the Secretary of State of Nevada and to bring the Company into “good standing” not later than close of business on February 21, 2013 (which action has been completed to date), such that certain corporate actions could occur, including but not limited to, beginning a process, with shareholder approval, to increase the authorized shares of the Company in order to provide sufficient authorized but unissued shares of common stock to allow for the issuance of shares in connection with exercise and conversion, as applicable, of outstanding warrants and convertible securities, as well as allowing for other corporate actions.  The Company also agreed to provide ASL priority to the Company’s currently available authorized but unissued shares of common stock.

The Company and Mr. Bertagnolli (who holds Series A Preferred Stock providing him majority voting control over the Company as described below) agreed to execute those documents necessary to authorize the increase provided that the Company will need to seek funding from other sources for any costs associated with this corporate action and other matters.  ASL has no obligation to provide additional funding to the Company for this or any purpose.

The Company would like to thank ASL for its service to the Company over the past year and compliment ASL on the level of service provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: February 21, 2013	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer